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                                                                    EXHIBIT 12.4

                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                       ON RECEIVABLES AND PAST DUE LEVELS
                             (Thousands of Dollars)


                                                                                                    Nine Months Ended
                                                                                                       September 30
                                                                                                 1995               1994
---------------------------------------------------------------------------------------------------------------------------
Net credit losses (recoveries)                                                              $   (1,065)         $   (2,012)

Allowance for losses at end of period                                                           34,105              27,260

Average finance receivables and
  equipment on operating leases                                                              1,838,338           1,571,868

Period end finance receivables and equipment
  on operating leases                                                                        1,989,987           1,661,010

Period end gross contracts and operating
  lease receivables past due over 60 days                                                        6,475               4,451

Period end gross contracts and
  operating lease receivables                                                                1,628,042           1,420,219

Ratios:

Net credit losses (recoveries) to
average finance receivables and
equipment on operating leases (1)                                                                (.08%)              (.17%)

Allowance for losses to period end
finance receivables and equipment on
operating leases                                                                                 1.71%               1.64%

Period end gross contracts and operating lease
receivables past due over 60 days to period
end gross contracts and operating lease receivables                                               .40%                .31%


(1)  Annualized.





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